As filed with the Securities and Exchange Commission
                           on March 6, 1995


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                            Proxy Statement
                   Pursuant to Section 14(a) of the
                    Securities Exchange Age of 1934


Filed by the Registrant.   [X]
Filed by a Party other than the Registrant.[ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
240.14a-12


                   Kansas City Power & Light Company
        (Exact name of registrant as specified in its charter)

               Missouri                       44-0308720
            (State or other                (I.R.S. Employer
            jurisdiction of               Identification No.)
           incorporation or
             organization)

1201 Walnut
Kansas City, Missouri 64106
(816) 556-2200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


Jeanie Sell Latz, Corporate Secretary
1201 Walnut
Kansas City, Missouri 64106
(816) 556-2936
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Payment of Filing Fee (Check the appropriate box):
[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(j)(2).
[ ]   $500 per each party to the controversy pursuant to Exchange
Act Rule
      14a-6(i)(3).
[ ]   Fee competed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_/

      4)   Proposed maximum aggregate value of transaction:

      _/Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]   Check box if any part of the fee is offset as provided by
Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


      1)   Amount Previously Paid:

      2)   Form, Schedule or Registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:

                          ------------------

                          [Company Logo Here]

                   KANSAS CITY POWER & LIGHT COMPANY
                              1201 Walnut
                      Kansas City, Missouri 64106


                       Notice of Annual Meeting
                                  and
                            Proxy Statement


                    Annual Meeting of Shareholders
                             to be held on
                              May 2, 1995

                          [Company Logo Here]





                   KANSAS CITY POWER & LIGHT COMPANY
                              1201 Walnut
                      Kansas City, Missouri 64106



                                                        March 10,
1995




Dear Shareholder:

      We are pleased to invite you to join us at the Annual
Meeting of
Shareholders of Kansas City Power & Light Company. This meeting will be held at
10:00 a.m. (Central Daylight Time) on Tuesday, May 2, 1995, at the Nelson-Atkins
Museum of Art, 4525 Oak Street, Kansas City, Missouri.

      The matters on the agenda for the meeting are outlined in the enclosed
Notice of Meeting and Proxy Statement. In addition, officers of the Company will continue their policy of reporting on the progress and prospects of Kansas City
Power & Light Company, and answering questions from the floor.

      In order that you may elect Company directors and secure the representation of your interests at the Annual Meeting, we urge you to complete, sign and date your proxy card, and mail it in the envelope provided. The Proxies are committed by law to vote your proxy as you designate. If you do attend and wish to vote in person, you can revoke your proxy by giving written notice to the Secretary of the meeting or by casting your ballot.

      Coffee and rolls will be served at 9:00 a.m. The other directors and I look forward to meeting you at that time. In the meantime, please review the proxy statement and take advantage of your right to vote.

                                Sincerely,

                                \s\Drue Jennings

                                Drue Jennings
                                Chairman of the Board, President
                                and Chief Executive Officer

                   KANSAS CITY POWER & LIGHT COMPANY
                              1201 Walnut
                      Kansas City, Missouri 64106

                              ___________


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              May 2, 1995

      Notice is hereby given that the Annual Meeting of Shareholders of KANSAS
CITY POWER & LIGHT COMPANY will be held at the Nelson-Atkins
Museum of Art, 4525
Oak Street, Kansas City, Missouri, on Tuesday, May 2, 1995, commencing at
10:00 a.m., Central Daylight Time, to consider and act upon the following matters and such other business as may properly come before the meeting and any adjournment or adjournments thereof:

      1.   The election of nine directors; and

      2. A proposal to ratify and approve the Board of Directors' appointment of Coopers & Lybrand as independent public accountants for 1995.

      The holders of record of the outstanding Common Stock of the Company at the close of business on February 28, 1995, are entitled to vote at the meeting.


                                      By Order of the Board of
Directors,

                                      \s\Jeanie Sell Latz

                                      JEANIE SELL LATZ
                                      Secretary

Kansas City, Missouri
March 10, 1995





      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
DATE AND SIGN THE
ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO
WHICH NO POSTAGE
NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                   KANSAS CITY POWER & LIGHT COMPANY
                              1201 Walnut
                     Kansas City, Missouri  64106

                               _________


                            PROXY STATEMENT

                            March 10, 1995

      This Proxy Statement is furnished in connection with the Annual Meeting of
Shareholders of Kansas City Power & Light Company ("Company") to be held at the
Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City,
Missouri, on Tuesday,
May 2, 1995, commencing at 10:00 a.m., Central Daylight Time, and any adjournment or adjournments thereof. This proxy statement and accompanying proxy will be mailed to the shareholders of the Company on or about March 10, 1995.


                   ACTION TO BE TAKEN AT THE MEETING

      The following matters will be acted on at the meeting:

      1.   The election of nine directors; and

      2. A proposal to ratify and approve the Board of Directors' appointment of Coopers & Lybrand as independent public accountants for 1995.

      Management does not intend to bring before the meeting any business other than the matters set forth above and knows of no other matters that may be brought before the meeting. However, if any other matters properly come before the meeting, or any adjournment or adjournments thereof (including procedural matters arising during the course thereof), the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters, insofar as such proxies are not limited to the contrary.

                                ITEM 1.

                         ELECTION OF DIRECTORS

      A board of nine directors will be elected at the Annual
Meeting of
Shareholders to hold office until the next Annual Meeting of Shareholders in
1996, and until their successors shall be elected and qualified.
All of the
nominees are present directors of the Company.

      It is intended that proxies given pursuant to this solicitation will be voted for the nominees for directors whose names are hereinafter set forth, but if any other candidate for director is proposed at the meeting, such proxies may be voted cumulatively for less than all of the nominees named herein. In case any of the nominees named herein should become unavailable for election to the
Board of Directors for any reason, such proxies may be voted for the election of a nominee to be designated by the Board. Each of the nominees named herein has consented to being named as a nominee and to serve as a director if elected, and the Board has no reason to believe that any of the nominees named herein will be unavailable for election.

Nominees for Directors

David L. Bodde                                     Director since
1994
Dr. Bodde, 52, is Vice President of the Midwest Research
Institute (MRI), and
President of its for-profit subsidiary, MRI-Ventures. MRI is a not-for-profit research laboratory emphasizing energy and environmental technologies. He served as Executive Director of the National Academy of Sciences in the area of engineering and applied science from April 1986 through May 1991. He is also a trustee of The Commerce Funds. Mr. Bodde is a member of the Nuclear Affairs and
Strategic Planning Committees.

William H. Clark                                   Director since
1983
Mr. Clark, 63, is President of the Urban League of Greater Kansas City, a community service agency which has a major focus on intergroup relations and human services. Mr. Clark is a member of the Executive and Community Development
Committees.

Robert J. Dineen                                   Director since
1987
Mr. Dineen, 65, is Chairman of the Board of Layne Inc., a Kansas
City-based
provider of drilling services for the water supply, mineral
exploration, and
environmental investigation and remediation industries.  He was
President and
Chief Executive Officer of the Marley Company from May 1986
through August 1993.
He is also a director of Owens-Illinois Inc.   Mr. Dineen is a
member of the
Executive, Nominating & Compensation, and Nuclear Affairs
Committees.

Arthur J. Doyle                                    Director since
1976
Mr. Doyle, 71, is a retired Chairman of the Board, former
President and Chief
Executive Officer of the Company. Mr. Doyle is a member of the Executive, Audit, and Nuclear Affairs Committees.

W. Thomas Grant II                                 Director since
1989
Mr. Grant, 44, is Chairman of the Board and Chief Executive
Officer of Seafield
Capital Corporation (previously BMA Corporation), a Kansas City-based diversified company providing insurance, financial, and laboratory services. He was named
Chairman of the Board in May 1993 and Chief Executive Officer in
1986.  He is
also a director of Commerce Bancshares, Inc., LabOne, Inc., and Response
Technologies, Inc. Mr. Grant is a member of the Audit and Community Development
Committees.

A. Drue Jennings                                   Director since
1987
Mr. Jennings, 48, is Chairman of the Board, President and Chief Executive Officer of the Company. He was named Chairman of the Board in 1991 and Chief Executive
Officer in 1988.  He is also a director of the Federal Reserve
Bank of Kansas
City.  Mr. Jennings is a member of the Executive and Strategic
Planning
Committees.

George E. Nettels, Jr.                             Director since
1980
Mr. Nettels, 67, is Chairman of the Board and Chief Executive
Officer of Midwest
Minerals, Inc., a Kansas-based company involved in construction mineral processing and quarry operations. He is also President of Yampa Resource
Associates, Inc., a mined land reclamation operation. Mr. Nettels is a member of the Nominating & Compensation, Nuclear Affairs, and Strategic Planning
Committees.

Linda Hood Talbott                                 Director since
1983
Dr. Talbott, 54, is President of Talbott & Associates, consultants in strategic planning, philanthropic management, and development to foundations, corporations, and the nonprofit sector. Prior to January 1994 she was President of the
Clearinghouse for Midcontinent Foundations. Dr. Talbott is a member of the Audit and Community Development Committees.

Robert H. West                                     Director since
1980
Mr. West, 56, is Chairman of the Board and Chief Executive
Officer of Butler
Manufacturing Company, a supplier of non-residential building systems, specialty components, and construction services. He is also a director of Santa Fe Pacific
Corporation and Commerce Bancshares, Inc. Mr. West is a member of the Executive,
Nominating & Compensation, and Strategic Planning Committees.


           COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      During 1994, the Board of Directors had five standing committees: an
Executive Committee, an Audit Committee, a Nominating &
Compensation Committee,
a Nuclear Affairs Committee, and a Community Development
Committee.  Committee
work was accomplished by members informally as well as at meetings formally called.

      The Executive Committee serves during the intervals between meetings of the
Board and exercises any and all of the powers of the Board of Directors in the management of the business of the Company. The Executive
Committee, which
presently consists of Messrs. Clark, Dineen, Doyle, Jennings, and
West, did not
meet in 1994.

      The primary functions of the Audit Committee, which met twice during 1994, are to (i) make recommendations to the Board of Directors concerning the selection of auditors, (ii) review the results and scope of the audits, and
(iii) examine other matters relating to the internal and external audit of the
Company's accounts and the financial affairs of the Company.  Dr.
Talbott,
Messrs. Doyle and Grant presently serve as members of the Audit
Committee.

      The Nominating & Compensation Committee makes recommendations to the Board of Directors for the nomination of persons to serve as (i) members of the Board of Directors, (ii) Chairman of the Board, (iii) President, and
(iv) Chief
Executive Officer, administers the Company's Long-Term Incentive Plan, and makes recommendations with respect to the compensation to be paid to the Board members and officers. The Nominating & Compensation Committee, which met four times during 1994, presently consists of Messrs. Dineen, Nettels, and West.
Shareholders wishing to submit the name of a candidate for the Board of Directors for consideration by the Nominating & Compensation Committee should submit their recommendations, along with biographical information, to the Secretary of the
Company.

      The Nuclear Affairs Committee monitors, reviews, evaluates, and makes recommendations with respect to nuclear matters and affairs. The
Nuclear Affairs
Committee, which met twice during 1994, presently consists of Messrs. Bodde,
Dineen, Doyle, and Nettels.

      The functions of the Community Development Committee, which met three times during 1994, are to (i) establish guidelines for execution of the policy dimensions on community development, (ii) recommend an annual community development budget to the Board, (iii) approve community development expenditures, and (iv) receive and transmit to the Board the annual report of community development activities and expenditures. Messrs. Clark and Grant and
Dr. Talbott presently serve on the Community Development
Committee.

      In February 1995, a new Strategic Planning Committee of the
Board was
formed to (i) analyze, review, and evaluate evolving policy and business matters,
(ii) analyze special projects and opportunities, and (iii) develop strategic options and recommendations for the Board. The Strategic
Planning Committee
presently consists of Messrs. Bodde, Jennings, Nettels, and West.

      Six meetings of the Board of Directors were held during 1994. Work of the
Company's directors is performed not only at meetings of the Board of Directors and its committees, but also in the research and study of Company matters and documents and in numerous communications with the Chairman of the Board and others. During 1994 each of the directors attended 75% or more of the meetings of the Board and committees on which they served.

      In 1994 non-employee members of the Board of Directors were paid an annual retainer of $15,000 and attendance fees of $750 for each Board meeting and $500 for each committee meeting attended. Beginning in 1995 the annual retainer was increased by an additional $3,000 which will be invested in shares of the
Company's Common Stock.


SECURITY OWNERSHIP

Principal Shareholders

      Management has no knowledge of any person (as that term is defined by the
Securities and Exchange Commission) who owns beneficially more than 5% of the
Company's Common Stock.

Securities Owned by Management

      The number of shares of Common Stock of the Company
beneficially owned by
the directors, the named executive officers, and all directors and officers as
a group are set forth below:
                                             Amount and Nature of
  Title of Class   Name of Beneficial Owner  Beneficial Ownership(1)

   Common Stock    Bernard J. Beaudoin            15,703(2)
   Common Stock    David L. Bodde                    445
   Common Stock    Frank L. Branca                13,069(2)
   Common Stock    William H. Clark                1,151
   Common Stock    Samuel P. Cowley               11,494
   Common Stock    Robert J. Dineen                1,729
   Common Stock    Arthur J. Doyle                17,699(3)
   Common Stock    W. Thomas Grant II                729
   Common Stock    Marcus Jackson                 12,980(2)
   Common Stock    A. Drue Jennings               44,428(2)(4)
   Common Stock    George E. Nettels, Jr.          8,613(5)
   Common Stock    Linda Hood Talbott              4,011
   Common Stock    Ronald G. Wasson               16,776(2)
   Common Stock    Robert H. West                  2,621(6)

   Common Stock    All officers and              199,360(2)
                   directors as a group
                   (24 persons)

(1) Shares of the Company's Common Stock owned by any director or officer and by the directors and officers as a group is less than 1% of such stock.
      Unless otherwise specified, each director and named executive officer has sole voting and sole investment power with respect to the shares indicated.

(2)   Includes shares held pursuant to the Company's Employee
Savings Plus Plan.
      Also includes exercisable non-qualified stock options granted under the
      Long-Term Incentive Plan in the following amounts:
Jennings, 26,875;
      Beaudoin, 13,438; Branca, 10,750; Jackson, 10,750; and
Wasson, 13,438.

(3) The nominee disclaims beneficial ownership of 200 shares reported which are owned by nominee's wife.

(4) The nominee disclaims beneficial ownership of 150 shares reported which are owned by nominee's son.

(5) The nominee disclaims beneficial ownership of 3,400 shares reported which are owned by nominee's wife.

(6) The nominee disclaims beneficial ownership of 1,200 shares reported which are held by nominee's wife as custodian for minor children.


                        EXECUTIVE COMPENSATION

      The following Summary Compensation Table sets forth the compensation of the five highest paid executive officers of the Company for the last three fiscal years.

                      SUMMARY COMPENSATION TABLE


                                 Annual          Long-Term
                              Compensation     Compensation
                                                  Awards

All
                                                Securities
Other
                                                Underlying
Compen-
  Name and Principal         Salary   Bonus    Options/SARs
sation
       Position        Year   ($)    ($)(1)         (#)
($)(2)

A. Drue Jennings       1994 390,000 120,710    13,750 shares
36,657
Chairman of the Board, 1993 375,000 113,750    13,750 shares
26,151
President and Chief    1992 348,000  74,124    20,000 shares
24,428
Executive Officer

Bernard J. Beaudoin(3) 1994 185,000  57,965     6,875 shares
17,023
Senior Vice President- 1993 178,000  57,380     6,875 shares
15,793
Finance and Chief      1992 163,333  34,790    10,000 shares
13,988
Financial Officer

Frank L. Branca        1994 130,000  46,570     5,500 shares
15,356
Vice President-        1993 125,000   41,250    5,500 shares
14,243
Wholesale and          1992 113,000   24,069    8,000 shares
12,241
Transmission Services

Samuel P. Cowley(4)    1994 110,690  17,010
18,644
Senior Vice President- 1993 174,583  36,750     9,500 shares
15,015
Corporate Affairs and  1992 163,333  34,790     4,000 shares
14,568
Chief Legal Officer

Marcus Jackson         1994 145,000  49,405     6,000 shares
9,612
Senior Vice President- 1993 130,000  47,300     5,500 shares
8,808
Power Production       1992 117,333  24,992     8,000 shares
8,140

Ronald G. Wasson(3)    1994 185,000  57,965     6,875 shares
17,182
Senior Vice President- 1993 178,000  57,380     6,875 shares
15,305
Administrative and     1992 166,661  35,500    10,000 shares
14,568
Technical Services

(1)   These amounts were paid under the Company's Incentive
Compensation Plan.

(2)   For 1994 amounts include:  Flex dollars under the Flexible
Benefits Plan:
      Jennings --$11,127, Beaudoin -- $11,296, Branca -- $11,347,
Cowley --
      $14,894, Jackson -- $5,262, Wasson -- $11,296; Deferred
Flex dollars:
      Jennings -- $11,595, Cowley -- $603; Above-market interest paid on deferred compensation:  Jennings -- $2,235, Beaudoin --
$177, Branca --
      $109, Cowley -- $447, Wasson -- $336; Company contribution under the
      Employee Savings Plus Plan:  Jennings -- $4,500, Beaudoin
- -- $4,500,
      Branca -- $3,720; Cowley -- $2,250, Jackson -- $4,350,
Wasson -- $4,500;
      Company contribution to Deferred Compensation and Supplemental Retirement
      Plan:  Jennings -- $7,200, Beaudoin -- $1,050, Branca --
$180, Cowley --
      $450, Wasson -- $1,050.

(3) Effective January 1, 1995, Mr. Beaudoin became President and Mr. Wasson became Executive Vice President of KLT Inc., a wholly-owned subsidiary of the Company.

(4) Mr. Cowley retired from the Company effective July 1, 1994, pursuant to a
      Company-wide Early Retirement Program which provided to all participants certain health and life insurance benefits and credit for an additional five years of service under the Company's pension plans.


                 OPTION/SAR GRANTS IN LAST FISCAL YEAR

 Individual Grants              Percent
                               of Total
                    Number of  Options/
                   Securities    SARs
                   Underlying   Granted
Grant
                    Options/      to      Exercise
Date
                      SARs     Employees   or Base
Present
                     Granted   in Fiscal    Price  Expiration
Value
        Name         (#)(1)       Year     ($/Sh)     Date
($)(2)

A. Drue Jennings     13,750      21%       20.625    6/7/04
40,425
Bernard J. Beaudoin   6,875      11%       20.625    6/7/04
20,213
Frank L. Branca       5,500       8%       20.625    6/7/04
16,170
Samuel P. Cowley        0          0          0         0
0
Marcus Jackson        6,000       9%       20.625    6/7/04
17,640
Ronald G. Wasson      6,875      11%       20.625    6/7/04
20,213


(1) One-half of the options granted in 1994 are exercisable on or after
      June 8, 1995, and the remaining one-half are exercisable on or after
      June 8, 1996. Each option is granted in tandem with a limited stock appreciation right exercisable automatically in the event of a Change in
      Control as defined below. Options may be exercised with cash or previously-owned shares of the Company's Common Stock.
Dividends accrue
      on the options as though reinvested at the regular dividend rate. Such accrued dividends will be paid if the options are exercised and if the exercise price is equal to or above the grant price.

      A "Change in Control" shall be deemed to have occurred if
(i) any person
      other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, and other than the Company or a corporation owned, directly or indirectly, by the stockholders of the
      Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule
      13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the Common Stock of the Company then outstanding; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i) above) whose election by the
      Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

(2) The grant date valuation was calculated by using the binomial option pricing formula, a derivative of the Black-Scholes model.
The underlying
      assumptions used to determine the present value of the options were as follows:

           Annualized stock volatility:          0.158
           Time of exercise (option term):    10 years
           Risk free interest rate:              7.50%
           Stock price at grant:               $20.625
           Exercise price:                     $20.625
           Average dividend yield:               6.40%
           Vesting restrictions discount:  3% per year


     AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND
                   FISCAL YEAR-END OPTION/SAR VALUES

                                                         Value of
                                        Number of
In-the-Money
                                       Unexercised
Options/SARs
                                     Options/SARs at     at
Fiscal
                   Shares            Fiscal Year-End     Year-End
                  Acquired                 (#)            ($)(2)

                     on     Value
                  Exercise Realized   Exer-  Unexer-   Exer-
Unexer-
     Name          (#)(1)     $      cisable cisable  cisable
cisable

A. Drue Jennings      0       0      26,875  20,625   35,000
37,812
Bernard J. Beaudoin   0       0      13,438  10,312   17,500
18,906
Frank L. Branca       0       0      10,750   8,250   14,000
15,125
Samuel P. Cowley  4,612(1)  1,250       0       0        0
0
Marcus Jackson        0       0      10,750   8,750   14,000
16,500
Ronald G. Wasson      0       0      13,438  10,312   17,500
18,906

(1) Of the shares acquired, 612 shares were accrued dividends on the 4,000 options. The remainder of Mr. Cowley's options expired three months after his retirement.

(2) The options granted in 1993, half of which are exercisable and half of which are unexercisable, were not in-the-money.


                             BENEFIT PLANS

Pension Plan

      The Company has a non-contributory pension plan for its management employees, including executive officers, providing for benefits upon retirement, normally at age 65. In addition, an unfunded deferred compensation plan provides a supplemental retirement benefit for executive officers. The following table shows examples of single life option pension benefits (including unfunded supplemental retirement benefits) payable upon retirement at age 65 to the named executive officers:

                                     Annual Pension for
                                 Years of Service Indicated

 Average Annual Base
 Salary for Highest
      36 Months          15           20          25      30 or
more

       150,000          45,000       60,000      75,000
90,000
       200,000          60,000       80,000     100,000
120,000
       250,000          75,000      100,000     125,000
150,000
       300,000          90,000      120,000     150,000
180,000
       350,000         105,000      140,000     175,000
210,000
       400,000         120,000      160,000     200,000
240,000
       450,000         135,000      180,000     225,000
270,000
       500,000         150,000      200,000     250,000
300,000

      Each eligible employee with 30 or more years of credited service in the
Plan is entitled to a total monthly annuity at his normal retirement date equal to 50% of his average base monthly salary for the period of 36 consecutive months in which his earnings were highest. The monthly annuity will be proportionately reduced if his years of credited service are less than 30. The compensation covered by the Plan--base monthly salary--excludes any bonuses and other compensation. The Plan provides that pension amounts are not reduced by Social
Security benefits. The estimated credited years of service for each of the named executive officers in the Summary Compensation table are as follows: Jennings,
20; Beaudoin, 14; Branca, 24; Jackson, 17; and Wasson, 27.

      Eligibility for supplemental retirement benefits is limited to officers selected by the Nominating & Compensation Committee of the Board of Directors;
all the named executive officers are participants. The annual target retirement benefit payable at the normal retirement date is equal to 2% of highest average earnings, as defined, for each year of credited service up to 30 (maximum of 60% of highest average earnings). The actual retirement benefit paid equals the target retirement benefit less retirement benefits payable under the management pension plan. A liability accrues each year to cover the estimated cost of future supplemental benefits.

      Section 415 of the Internal Revenue Code imposes certain limitations on pensions which may be paid under tax qualified pension plans. In addition to the supplemental retirement benefits, the amount by which pension benefits under the
Plan computed without regard to Section 415 exceed such limitations will be paid outside the qualified plan and accounted for by the Company as an operating expense.

Severance Agreements

      The Company has entered into severance agreements ("Severance Agreements") with certain of its executive officers, including the named executives, to ensure their continued service and dedication to the Company and their objectivity in considering on behalf of the Company any transaction which would change the control of the Company. Under the Severance Agreements, during the two-year period after a Change in Control, the named executive officers would be entitled to receive a lump-sum cash payment and certain insurance benefits if such officer's employment were terminated (i) by the Company other than for cause or upon death or disability, (ii) by such executive officer for "Good Reason" (as defined therein), or (iii) by such executive officer for any reason during a 30-day period commencing one year after such Change in Control (a "Qualifying
Termination"). A Change in Control is defined as (i) an acquisition by a person or group of 20% or more of the Company's common stock (other than an acquisition from or by the Company or by a Company benefit plan), (ii) a change in a majority of the Board during any period of two consecutive years, or (iii) approval by the stockholders of a reorganization, merger, consolidation (unless stockholders receive 60% or more of the stock of the surviving company), liquidation, dissolution or sale of substantially all of the Company's assets.

      Upon a Qualifying Termination, the Company must make a lump-sum cash payment to the named officers of (i) such executive officer's base salary through the date of termination, (ii) a pro-rated bonus based upon the average of the bonuses paid to such executive officer for the last five fiscal years, (iii) any accrued vacation pay, (iv) three times such officer's highest base salary during the prior 12 months, (v) three times the average of the bonuses paid to such executive officer for the last five fiscal years, (vi) the actuarial equivalent of the excess of the executive officer's accrued pension benefits, computed as if the executive officer had three additional years of benefit accrual service, over the executive officer's vested accrued pension benefits, and
(vii) the value
of any unvested Company contributions for the benefit of the executive officer under the Company's Employee Savings Plus Plan. In addition, the Company must offer health, disability and life insurance plan coverage to the executive officer and his dependents on the same terms and conditions that existed immediately prior to the Qualifying Termination for three (two in the case of a vice president) years, or, if earlier, until such executive officer is covered by equivalent plan benefits. The Company is also obligated to make certain
"gross-up" payments in connection with tax obligations arising pursuant to payments under the Severance Agreements as well as to provide reimbursement of certain expenses relating to disputes arising thereunder.

      Payments and other benefits under the Severance Agreements are in addition to benefits accruing under the Company's Long-Term Incentive
Plan.  Upon a Change
in Control (as defined in the Plan), all stock options granted in tandem with limited stock appreciation rights will be automatically exercised.


     BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

      The Nominating & Compensation Committee of the Board
("Compensation
Committee") is composed of independent outside directors. All decisions by the
Compensation Committee relating to executive compensation are reviewed by the full Board, except decisions about awards under the Company's Long-Term Incentive
Plan which must be made solely by the Compensation Committee in order for the grants or awards to satisfy Exchange Act Rule 16b-3. Given the Company's current level of executive compensation, the Compensation Committee has not yet adopted a policy with respect to Section 162(m) of the Internal Revenue Code pertaining to the deduction of compensation in excess of $1,000,000.

      Executive compensation for the Company's executive officers consists of base salary, incentive pay, and long-term compensation. The package is designed to attract and retain talented, key executives critical to the long-term success of the Company and to support a performance-oriented environment. Base salaries for individual executives are established on the basis of (i) job responsibilities and complexity, (ii) individual performance under established criteria, and (iii) competitiveness with similar jobs in comparable companies.
The base salaries are targeted at the median level for comparable positions in companies of similar size in the industry. The base salaries and complete compensation packages for the executives are compared annually with national compensation survey data collected by the Edison Electric Institute ("EEI").

      Annual executive incentive pay consists of both formula and discretionary awards. The formula awards are linked to the achievement of specific performance objectives set by the Board each year. In 1994 the performance objective designated by the Board was a minimum and maximum earnings per share ("EPS") subject to the modification described below. Awards were determined on a scale beginning with 0% for the minimum EPS increasing to 20% of annual executive salaries at the maximum EPS. The EPS for 1994, after adjusting for net early retirement costs, yielded 17.3% which was further modified by an additional 1.6% to reflect a decline in the real price of electricity within the Company's service territory. The resulting 1994 formula awards equalled 18.9% of salaries.

      Discretionary awards under the incentive pay program are possible for outstanding individual contributions as determined by the Compensation Committee.
The sum of such discretionary awards, other than to the Chief Executive Officer, cannot exceed 10% of the total participating salaries. No discretionary awards are paid unless the performance objective set by the Board for the formula award is reached. Discretionary awards were paid for 1994 to five of the named executive officers based on their significant and direct contributions to the profits of the Company, and/or extraordinary division leadership.

      To further link total compensation to corporate performance, the executive officers received in 1994 non-qualified stock options granted at fair market value under the Company's Long-Term Incentive Plan. The amounts of the grants were influenced by the following: (i) executive's influence and contribution to the Company's financial condition, (ii) amount of the total compensation package for each executive which the Compensation Committee believed should be tied to the performance of the Company's stock price, and (iii) amount of options previously granted to participants. The Committee did not apply any specific formula to determine the weight of each factor.

Chief Executive Officer ("CEO") Compensation

      In setting the base salary for the CEO, the Compensation
Committee
considers primarily the Company's performance.  As shown in the
Performance
Graph, the Company's performance substantially exceeded that of the S&P 500 and
EEI Index for 1994.  The Committee also took into account
relevant salary
information from the EEI survey data.  The formula portion of Mr.
Jennings'
annual incentive pay was determined in the same manner discussed above for the
other executive officers.  His discretionary award of $47,000 under the incentive
pay program was granted in recognition of his contribution to the
Company's
exceptional financial results and performance of the operating
system.   Mr.
Jennings also received stock option grants under the Company's
Long-Term
Incentive Plan based on the same criteria as the other executive officers.

                                   COMPENSATION COMMITTEE

                                   Robert H. West
                                   George E. Nettels, Jr.
                                   Robert J. Dineen

                           PERFORMANCE GRAPH
           Comparison of Five-Year Cumulative Total Return*
                  KCPL, S&P 500 Index, and EEI Index

Year            KCPL       S&P 500 Index        EEI Index

1989            $100            $100            $100

1990            $110            $ 97            $101

1991            $157            $126            $131

1992            $162            $136            $141

1993            $173            $150            $156

1994            $189            $152            $138

Fiscal Years Ended December 31

*Total return assumes reinvestment of dividends.

Assumes $100 invested on December 31, 1989 in KCPL Common Stock,
S&P 500 Index,
and EEI Index.


                                ITEM 2.

INDEPENDENT PUBLIC ACCOUNTANTS

      Coopers & Lybrand, which acted as the Company's independent auditors in
1994 has, upon recommendation of the Board's Audit Committee, been selected and appointed by the Board of Directors to audit and certify the Company's financial statements for 1995, subject to ratification and approval by the shareholders of the Company.

      Representatives from Coopers & Lybrand, expected to be present at the
Company's Annual Meeting, will be given the opportunity to make statements if they desire to do so, and are expected to be available to respond to appropriate questions.

      The affirmative vote of the holders of a majority of the shares of Common
Stock of the Company present and entitled to vote at the meeting is required for the approval of this proposal to ratify and approve the appointment. If the shareholders do not ratify the appointment of Coopers & Lybrand, the selection of independent public accountants will be reconsidered by the Board of Directors.

      THIS PROPOSAL HAS BEEN UNANIMOUSLY APPROVED BY THE BOARD OF
DIRECTORS,
WHICH RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ITS APPROVAL.


VOTING SECURITIES AND VOTING

      There were 61,902,078 shares of Common Stock outstanding and entitled to vote at the close of business on February 28, 1995, the record date fixed for the determination of shareholders entitled to notice of and to vote at the meeting.

      Each share of outstanding Common Stock is entitled to one vote with respect to each matter to be voted upon, with the right of cumulative voting in the election of directors, which means that each shareholder has a total vote equal to the number of shares owned by him multiplied by the number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees, either in equal or unequal amounts, as the shareholder may elect. In the event the votes for certain director nominees are withheld, those votes will be distributed among the remaining director nominees.
Withholding authority to vote for all director nominees has the effect of abstaining from voting for any director nominees. If no instructions are given, the shares will be voted equally for the election of all directors.

      All shares of Common Stock credited to a shareholder's
Dividend
Reinvestment and Stock Purchase Plan account will be included in the number of shares indicated on the form of proxy sent to the shareholder and will be voted in accordance with the instructions thereon when properly returned.


                SOLICITATION AND REVOCATION OF PROXIES

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies for use at the above-mentioned
Annual Meeting of Shareholders of the Company and at any adjournment or adjournments thereof. All valid proxies delivered pursuant to this solicitation, if received in time, will be voted. A shareholder who executes a proxy may revoke it by written revocation delivered to the Secretary of the Company at any time before it is voted.

      The expense of solicitation of proxies will be borne by the Company. Such solicitation will be made by mail, telephone, telegraph or personally by officers and other regular employees of the Company, and also by representatives of
Corporate Investor Communications, Inc., 111 Commerce Road,
Carlstadt, New Jersey
07072-2586, which firm has been employed by the Company to assist in the solicitation at an estimated cost of $8,000. The Company will, in addition, reimburse banks, brokers, and other custodians, nominees or fiduciaries for reasonable expenses incurred in forwarding proxy material to beneficial owners.


                       PROPOSALS OF SHAREHOLDERS

      Proposals of shareholders intended to be presented at the 1996 Annual
Meeting of Shareholders must be received at the Company's
Corporate Secretary's
Office on or before November 10, 1995, for consideration for inclusion in the proxy statement and form of proxy relating to that meeting.


                      By Order of the Board of Directors,

                      \s\Jeanie Sell Latz

                      JEANIE SELL LATZ
                      Secretary

[Form of Proxy Card]


                   KANSAS CITY POWER & LIGHT COMPANY
         Proxy for Annual Meeting of Shareholders, May 2, 1995

The undersigned hereby appoints A. D. Jennings, J. S. Latz, and
J. J. DeStefano,
and each or any of them, proxies for the undersigned, with power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders on
May 2, 1995, and any adjournment or adjournments thereof, on the following matters, and in their discretion upon such other matters as may properly come before the meeting.

      The Board of Directors Recommends a vote "FOR" each of the following proposals.

Item 1.    Election of the following nominees for Directors:

      D. L. Bodde, W. H. Clark, R. J. Dineen, A. J. Doyle, W. T.
Grant II,
      A. D. Jennings, G. E. Nettels, Jr., L. H. Talbott and R. H.
West.

      Instructions: To withhold authority to vote for any nominee, write the nominee's name below; or to withhold authority for all nominees, write WITHHOLD ALL.

Item 2. Appointment of Coopers & Lybrand as independent public accountants for 1995.

           _____  FOR _____  AGAINST  _____  ABSTAIN

The shares represented by this Proxy will be voted as directed by the shareholder. If no direction is given when the duly signed Proxy is returned, such shares will be voted "FOR" each of the proposals.

                                           DATED:
_______________, 1995


_____________________________
                                           (Signature)



_____________________________
                                           (Signature)

Please sign exactly as name(s) is(are) printed hereon. When signing as attorney, administrator, executor, guardian or trustee, please add your title as such. If stock is held jointly, each party should sign. If signature is for a corporation, please sign full corporate name by authorized officer.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.